Exhibit 99.1

June 18, 2007  For Immediate Release

Ascent Solar Shareholders Approve Increasing
Norsk Hydro Equity Stake

LITTLETON, Colo. Ascent Solar Technologies, Inc. (NASDAQ:ASTI; BSX:ASTI) announced today that its shareholders have overwhelmingly approved the options Ascent Solar granted to Norsk Hydro (NYSE:NHY) which will enable Hydro to increase its equity stake in Ascent Solar from its current 23% to up to 35%.  The shareholders’ vote also will enable Hydro to purchase a corresponding percentage of outstanding warrants.

The approval, obtained at today’s annual shareholders meeting, enables Hydro to immediately purchase up to 23% of Ascent Solar’s outstanding Class A and Class B public warrants.  Last month, Ascent Solar announced that it would redeem its outstanding Class A public warrants beginning June 25, 2007.  All outstanding Class A public warrants that are not exercised before that date will be subject to redemption.  If Hydro exercises its option on or after June 25, 2007, it will be entitled to purchase shares of common stock in lieu of the Class A warrants it would have obtained in the absence of the redemption.  Beginning in December 2007, Hydro may increase its equity stake to up to 35% by exercising an option to purchase additional shares of common stock and Class B warrants.

With approximately 33,000 employees in nearly 40 countries, Hydro is one of the world’s leading suppliers of energy, and its building systems and aluminum divisions are among the largest in the world.

“This vote by Ascent Solar’s shareholders is motivating for us.  We intend to develop a strong strategic partnership with Ascent Solar, and this vote of confidence by Ascent Solar’s shareholders is a critical step in that process.  We believe that Ascent Solar’s unique thin film products have the potential to serve as a key component in Hydro’s solar and building systems lines of businesses,” says Einar Glomnes, head of Hydro’s solar division.

Ascent Solar President and CEO Matthew Foster stated at the meeting, “I would like to personally thank all of our shareholders and in particular those who have attended the annual meeting today.”  Mr. Foster also stated, “the Hydro Building Systems product brands are world-class and provide a perfect match for integrating our thin film PV.  We are pleased to announce that Hydro and Ascent Solar have already initiated the joint development of a new building integrated PV (BIPV) product line, and we look forward to additional opportunities as our strategic relationship matures.”

At the annual meeting, the shareholders also re-elected Richard Swanson, Stanley Gallery, and Dr. T.W. Fraser Russell to the Board of Directors, and approved proposed amendments to Ascent Solar’s 2005 stock option plan.

About Hydro:

Headquartered in Oslo, Norway, Hydro is a leading offshore producer of oil and gas and is the third-largest integrated aluminum supplier in the world. Hydro Building Systems is second largest in the world and markets product under three main brand names DOMAL, TECHNAL, and WICONA. Please visit Hydro’s website for additional information at www.hydro.com

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic materials and modules and is located in Littleton, Colorado. Please visit Ascent Solar’s website for additional information at www.ascentsolar.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause Ascent Solar’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Ascent Solar’s filings with Securities and Exchange Commission.

Contact:
PR Financial Marketing LLC, Houston
Jim Blackman, 713-256-0369 (Investor Relations)
jimblackman@prfinancialmarketing.com
or
Brand Fortified Public Relations
Kelly Brandner, 303-289-4303 (Media)
kellybrandner@msn.com